Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-3

(Form Type)

HYCROFT MINING HOLDING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock	Rule 457(c)	14,017,056	(1)	$6.61	(2)	$92,652,741	0.00013810	$12,795.34
Fees to Be Paid	Equity	Class A Common Stock, issuable upon exercise of warrants	Rule 457(g)	7,008,528	(3)	$6.00	(4)	$42,051,168	0.00013810	$5,807.27
	Total Offering Amount							$134,703,909		$18,602.61
	Total Fees Previously Paid									$0.00
	Total Fee Offsets									$0.00
	Net Fee Due									$18,602.61

(1)	Represents the resale of 14,017,056 shares (“Shares”) of Class A Common Stock (“Common Stock”) by the selling stockholders named in the prospectus that forms a part of this registration statement on Form S-3 (“Selling Stockholders”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such indeterminable additional shares of Common Stock as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions, and the resale of such shares of Common Stock
(2)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $6.61, which is the average of the high and low prices of the shares of the Company’s Common Stock on October 6, 2025 (a date withing five business days prior to filing) on the Nasdaq Stock Market.
(3)	Represents the issuance by the registrant of 7,008,528 shares of Common Stock that may be issued upon the exercise of 7,008,528 warrants (“Warrants”) held by Selling Stockholders which were issued in connection with the issuance of the Shares. Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminable additional shares of Common Stock as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions, and the resale of such shares of Common Stock.
(4)	Based on the exercise price of the Warrants of $6.00 per share of Common Stock in accordance with Rule 457(g) under the Securities Act.